GMG

GOLDEN MATRIX GROUP

YOU CAN BET ON US


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FY23 Q2**

CORPORATE HIGHLIGHTS

**SIX-MONTH PERIOD FROM NOVEMBER 1, 2022 TO APRIL 30, 2023

Forward-Looking **Statements**

Certain statements made in this Presentation contain forward-looking information within the meaning of applicable securities laws ("forward-looking statements"). These forward-looking statements represent the Company's current expectations or beliefs concerning future events and can generally be identified by words such as "estimate," "expects," "project," "believe," "anticipate," "intend," "plan," "foresee," "forecast," "likely," "will," "target" or similar words or phrases. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Golden Matrix Group, Inc.'s (the "Company's", "GMGI's" or "our") control which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, but not limited to: the need for additional financing, the terms of such financing and the availability of such financing; the ability of the Company and/or its subsidiaries to obtain additional gaming licenses; the ability of the Company to manage growth; the Company's ability to complete acquisitions and the available funding for such acquisitions; disruptions caused by acquisitions; dilution caused by fund raising, the conversion of outstanding preferred stock and/or acquisitions; the Company's ability to maintain the listing of its common stock on the Nasdaq Capital Market; the Company's expectations for future growth, revenues, and profitability; the Company's expectations regarding future plans and timing thereof; the Company's reliance on its management; the fact that the Company's chief executive officer has voting control over the Company; related party relationships; the potential effect of economic downturns, recessions, increases in interest rates and inflation, global conflicts, including the ongoing war between Ukraine and Russia, and market conditions, decreases in discretionary spending and therefore demand for our products, and increases in the cost of capital, related thereto, among other affects thereof, on the Company's operations and prospects; the Company's ability to protect proprietary information; the ability of the Company to compete in its market; the Company's prior lack of effective internal controls; dilution caused by efforts to obtain additional financing; the effect of current and future regulation, the Company's ability to comply with regulations and potential penalties in the event it fails to comply with such regulations and changes in the enforcement and interpre-tation of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business; the risks associated with gaming fraud, user cheating and cyber-attacks; risks associated with systems failures and failures of technology and infrastructure on which the Company's programs rely; foreign exchange and currency risks; the outcome of contingencies, includ-ing legal proceedings in the normal course of business; the ability to compete against existing and new competitors; the business, economic and political conditions in the markets in which the Company operates; ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company's products, including potential reces-sions and global economic slowdowns.

Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this Presentation are reasonable, we provide no assurance that these plans, intentions or expectations will be achieved. Consequently, you should not consider any such list of risks, uncertainties and other factors as set forth above to be a complete set of all potential risks and uncertainties. More information on potential factors that could affect the Company, its financial results and securities is included from time to time in the "Cautionary Statement Regarding Forward-Looking Statements," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, filed with the SEC and available at www.sec.gov, and further including the Company's Annual Report on Form 10-K for the year ended October 31, 2022 and the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 2023. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether because of new information, future events or otherwise, made in this presentation or in any of its Securities and Exchange Commission (SEC) filings or public disclosures, except as required by law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements.

Non-GAAP **Financial Measures**

Adjusted EBITDA, which is disclosed below, is a "non-GAAP financial measure" presented as a supplemental measure of the Company's performance. Adjusted EBITDA is not presented in accordance with accounting principles generally accepted in the United States, or GAAP. Adjusted EBITDA represents net income (loss) before interest, taxes, depreciation and amortization, and also excludes stock-based compensation expense. Adjusted EBITDA is presented because we believe it provides additional useful information to investors due to the various noncash items during the period. Adjusted EBITDA is not recognized in accordance with GAAP, is unaudited, and has limitations as an analytical tool, and you should not consider it in isolation, or as substitutes for analysis of the Company's results as reported under GAAP. Some of these limitations are: Adjusted EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and other companies in this industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure. The Company's presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. For more information on these non-GAAP financial measures, please see the section titled "Golden Matrix Group, Inc. Reconciliation of Net Income (Loss) to Adjusted Earnings excluding Interest Expense, Interest Income, Tax, Depreciation Expense, Amortization Expense and Stock-based Compensation Expense" included at the end of this Presentation

FINANCIAL HIGHLIGHTS

SIX MONTHS REVENUES^^

+21% Last Year*

Revenues of **$21,086,038** for the 6 months ended April 30, 2023 compared to the 6 months ended April 30, 2022 of **$17, 359,848.**

Period	Revenues
Nov 2022 - Apr 2023	$21,086,038
Nov 2021 - Apr 2022	$17,359,848

THREE MONTHS REVENUES^^

+22% Last Year**

Revenues of **$10,308,359** for the 3 months ended April 30, 2023 compared to the 3 months ended April 30, 2022 of **$8,482,743.**

Period	Revenues
Feb 2023- Apr 2023	$10,308,359
Feb 2022 - Apr 2022	$8,482,743

*Last Year: 6 month period from November 1, 2021 to April 30, 2022

**Last Year : 3 month period from February 1, 2022 to April 30, 2022.

^^The revenues in the last year, referenced in this presentation include the 20% non-controlling interest held in RKingsCompetitions Ltd by minority shareholders, which was acquired by the Company on November 4 , 2022

FINANCIAL HIGHLIGHTS

SIX MONTHS ADJUSTED EBITDA**^^

-28% Last Year*

Adjusted EBIDTA of **$1,341,512** for the 6 months ended April 30, 2023 compared to the 6 months ended April 30, 2022 of **$1,852,984.**

Nov 2022 - Apr 2023	$1,341,512
Nov 2021 - Apr 2022	$1,852,984

CASH ON HAND^^

+5% Oct 31, 2022

Cash of hand of **$15,753,813** which is an increase of 5% compared to the previous fiscal year end at October 31, 2022 of **$14,949,673.**

April 30, 2023	$15,753,813
October 31, 2022	$14,949,673

*Last Year: 6 month period from November 1, 2021 to April 30, 2022.

**Adjusted EBITDA is a non-GAAP financial measure. See also "Non-GAAP Financial Measures" and "Reconciliation of net income (loss) to Adjusted Earnings excluding Interest Expense, Interest Income, Tax Depreciation Expense, Amortization Expense and Stock-based Compensation Expense" included at the end of the Presentation.

^^The adjusted EBITDA in the last year and Cash on hand as of October 31, 2022 referenced in this presentation, include the 20% of the non-controlling interest held in RKingsCompetitions Ltd by minority shareholders which was acquired by the company on November 4, 2022.

FINANCIAL HIGHLIGHTS

April 30, 2023	$34,802,211
October 31, 2022	$32,571,413

ASSETS^^

+7% Oct 31, 2022

Assets of **$34, 802,211** which is an increase of 7% compared to the previous fiscal year end at October 31, 2022 of **$32,571,431.**

SHAREHOLDERS' EQUITY OF GMGI

+15% Oct 31, 2022

Shareholders' Equity of GMGI of **$30,855,323** which is an increase of 15% compared to the previous fiscal year end at October 31, 2022 of **$26,797,415.**

April 30, 2023	$30,855,323
October 31, 2022	$26,797,415

^^The assets as of October 31, 2022 referenced in this presentation include the 20% non-controlling interest, held in RKingsCompetitions Ltd by minority shareholders, which was acquired by the Company on November 4, 2022. More detailed information on minority factors can be found in our most recent Annual Report on Form 10-K and our latest Quarterly Report on 10-Q.

HIGHLIGHTS FOR RKINGSCOMPETITIONS & GMG ASSETS

The Company engages in the competition operations in the United Kingdom via its subsidiary RKings. RKings operates competitions to win prizes online such as cars, motorbikes, watches, technology, holidays, luxury gadgets and other items by offering pay to enter prize competitions throughout the UK which are not gambling or a lottery.

1. Six-month revenues of $13 million, an increase of 22.6% on revenues of $10.6 million in the comparable six-month period ended April 30, 2022.
2. RKings has over 297,000 registered users on its tournament platform as of April 30, 2023 compared to 256,000 registered users as of October 31, 2022.
3. RKings has over 500,000 followers on Social Media.
4. RKings has completed 746 competitions and given away more than $8 million dollars in prizes during the six months.
5. GMG Assets has completed 67 transactions since November 1, 2022 representing $2.7 million in revenues.

HIGHLIGHTS FOR MEXPLAY

The Company launched its licensed proprietary B2C online casino in Mexico via its majority-owned subsidiary Golden Matrix MX. The online casino, Mexplay, (www.mexplay.mx), is a fully regulated online casino operation in Mexico which features an extensive number of table games, slots, as well as a sportsbook, and offers tournament competition prizes similar to those offered by RKings.

1. Mexplay commenced generating revenues in March 2023 and the casino is achieving increasing month on month revenues.
2. Mexplay, already, has over 7,000 registered users on its platform as of April 30, 2023, with 2,600 customers registered in March and 4,400 customers registered in April (66% increase compared to March).
3. Deposits in April increased by 57%, compared to deposits in March of $24.5K.





BRIAN GOODMAN
Chief Executive Officer

CEO MESSAGE

"

I am happy with the overall performance of the Company in light of having to contend with a challenging economic backdrop. The recent quarter was particularly challenging in terms of system technology and one-off expenses, related to closing the pending acquisition. We did, however, manage to make good progress in all segments of the business.

Rkings revenues were up 27% on the same quarter in 2022 even after suffering system failures due to unexpected volumes of simultaneous customers competing for the large ticket prizes. Our team has since modified the Rkings systems to cater for larger demand and improved our server capability in conjunction with the Amazons AWS team.

Despite these difficult circumstances, we have delivered strong YOY growth and made significant progress carrying out our longer-term strategy. Our solid performance underlines both the resilience of our business model as well as the ability, commitment and dedication shown across all levels of the business.

Mexplay (www.mexplay.mx) our fully regulated Mexican Casino has performed exceptionally well and whilst the business is still in its infancy, the growth both in terms of players and in revenues has been above expectations and we expect this growth to continue resulting in an exponential increase in overall performance.

Our GM-Ag (Aggregate System) has also delivered strong growth and numerous large clients have been added to the system that have already generated incremental Revenues and Gross Profits. As a result, GMGI has further reinforced the stability and strength of its significant underlying businesses and its proprietary technology, and we are confident that we will grow each one of these businesses both in terms of revenues, margins, and profits, by increasing momentum and extending global reach.

With regard to the pending acquisition, the parties have verbally agreed to extend the date and modify additional terms in order to assist in closing the transaction. We have plans to document a new definitive date for closing via amendment. The Company has offers of funding in hand and as such I am confident that we will be able to close the deal in the coming months.

I would like to thank the Board members, the Executive Management, and the entire team, who have worked tirelessly to deliver these excellent financial, operational, and strategic results against a challenging backdrop. Their dedication and efforts have been the foundation of our ongoing success. I would also like to thank our loyal and supportive shareholders and we will continue to work tirelessly to generate near and long-term shareholder value.

"

SAFE HARBOUR STATEMENT CAN BE FOUND AT:
https://goldenmatrix.com/investors-overview/safe-harbour-statement/

GOLDEN MATRIX GROUP, INC.

Reconciliation of Net Income (Loss) to Adjusted Earnings excluding Interest Expense, Interest Income, Tax, Depreciation Expense, AmortizationExpense and Stock-based Compensation Expense

	Six Months Period Ended	
	April 30, 2023	April 30, 2022
Net Income (Loss)*	$(977,274)	$1,115,120
+ Interest Expense	1,738	-
− Interest Income	(28,825)	(983)
+ Taxes	217,987	247,184
+ Depreciation	20,256	6,285
+ Amortization	217,180	189,583
+ Stock-based compensation	1,890,450	295,795
ADJUSTED EBITDA	**$1,341,512**	**$1,852,984**

See also “Non-GAAP Financial Measures”, above.

*GAAP Net Income in the last year includes the 20% non-controlling interestheld in RKingsCompetitions Ltd by minority shareholders, which was acquired by the Company on November 4, 2022.

